EXHIBIT 99.1

Krispy Kreme Reports Third Quarter 2022 Results
Third quarter net revenue grew 10.1% compared to Q3 2021
Organic revenue growth accelerated to 12.0%
Added 294 Points of Access in Q3 and 1,276 year to date, exceeding our full year target
Reiterating 2022 Guidance with strong momentum to start Q4
CHARLOTTE, NC (November 15, 2022) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme” or the “Company”) today reported financial results for the third quarter ended October 2, 2022 with net revenue growing 10.1% year-over-year to $377.5 million, or 13.4% in constant currency, while organic revenue grew 12.0%. Foreign currency translation resulted in a negative 3.3% impact on net revenue growth during the third quarter due to the strength of the U.S. dollar. Sales per Hub in the U.S. and Canada increased by 18.4% year-over-year to $4.5 million while International Sales per Hub grew 16.3% to $10.0 million.
Organic growth was driven by the solid performance and expansion of Krispy Kreme’s omni-channel model, with a 17% increase in Global Points of Access and strong organic revenue growth in all three business segments in our seasonally low quarter. Global Points of Access, which reflect all locations where fresh doughnuts and cookies can be purchased, increased by 294 during the quarter, providing consumers access to Krispy Kreme in more than 11,700 locations around the world.
GAAP Net Loss for the quarter was $11.8 million with Adjusted Net Income of $5.9 million. GAAP Loss per Share for the quarter was ($0.08) while Adjusted Diluted EPS was $0.03 for the quarter. Adjusted EBITDA in the third quarter was $38.5 million, which included approximately $3.1 million negative impact from the strong U.S. dollar.
Commenting on the Company’s performance, President and CEO Mike Tattersfield stated, “We were pleased with our strong organic revenue growth in the third quarter, led by an acceleration in growth in the U.S. and Canada and Market Development. Margins improved significantly in the final period of the quarter as we successfully implemented price increases in the U.S. coupled with decreased promotional activity after Labor Day. Strong momentum continues into the fourth quarter enhanced by further recent pricing actions in the U.S. and U.K. and a robust global Halloween performance.”
Mike continued, “Our international expansion strategy is progressing at a healthy pace. Just recently we opened in Jordan and announced a joint venture to enter into France in 2023. We are excited to also announce a new development agreement to open in Jamaica next year, bringing our total development deals signed in 2022 to 7 international countries, representing over 5,000 new potential points of access.”
Financial Highlights

$ in millions, except per share data	Q3 2022	vs Q3 2021	Q1-Q3 2022	vs Q1-Q3 2021
Net Revenue	$377.5	+10.1%	$1,125.3	+11.0%
Organic Revenue(1)	$384.1	+12.0%	$1,134.3	+11.9%
GAAP Net (Loss)/Income	($11.8)	($8.1)	($7.8)	$11.3
Adjusted Net Income(1)	$5.9	($6.8)	$36.6	($14.1)
Operating (Loss)/Income	($1.0)	($2.9)	$23.8	($0.9)
Operating (Loss)/Income Margin	(0.3%)	-80 bps	2.1%	-30 bps
Adjusted EBITDA(1)	$38.5	($2.9)	$134.8	($5.4)
Adjusted EBITDA Margin(1)	10.2%	-190 bps	12.0%	-180 bps
GAAP Diluted Income/(Loss) Per Share	($0.08)	($0.04)	($0.08)	+$0.12
Adjusted Diluted EPS(1)	$0.03	($0.03)	$0.18	($0.11)
Net Debt	$753.3	+10.7%
Notes:
(1)Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.
Key Operating Metrics

$ in millions, except access points	Q3 2022	vs Q3 2021	vs Q2 2022
Global Points of Access	11,703	+16.6%	+2.6%
Sales per Hub (U.S. and Canada) TTM	$4.5	+18.4%	+2.3%
Sales per Hub (International) TTM	$10.0	+16.3%	+2.0%
Ecommerce as a Percent of Retail Sales	18.5%	+170 bps	+100 bps
Third quarter 2022 Consolidated Results
Net revenue grew 10.1% in the third quarter to $377.5 million, or 13.4% in constant currency, and organic revenue grew 12.0% in the quarter. Organic revenue growth was driven by strong performances in our Hubs with Spokes, both domestically and internationally, leveraging a 16.6% increase in points of access from a year ago, and robust Ecommerce revenue growth.
GAAP Net Loss for the quarter was $11.8 million, compared to a GAAP Net Loss of $3.8 million in the third quarter of 2021. Adjusted EBITDA in the quarter declined 6.9% to $38.5 million, due to an approximately $3.1 million negative impact from the strength of the U.S. dollar, higher promotional activity from the Beat the Pump promotion in the US through Labor Day and increased labor and commodity costs. Operating margins declined 80 basis points to -0.3%, while Adjusted EBITDA margin declined 190 basis points to 10.2% from the same quarter in 2021 driven by margin declines in our International segment and FX headwinds. However, Adjusted EBITDA margins improved significantly as the quarter progressed and were higher in the final period of the third quarter compared to a year ago.
Adjusted Net Income for the quarter declined 53.5% to $5.9 million compared to the same quarter in 2021. GAAP Diluted Net Loss per share in the quarter was ($0.08) compared to a net loss of ($0.04) in the same quarter last year with Adjusted Diluted EPS decreasing to $0.03 from $0.06 in the third quarter of 2021.
Diluted weighted average shares outstanding for the third quarter of 2022 were 169.3 million, compared to 168.1 million in the third quarter of 2021.
Third Quarter Market Segment Results
U.S. and Canada: In the U.S. and Canada segment net revenue in the third quarter of 2022 grew 11.9% to $252.6 million, driven by the continued execution of our omni-channel strategy, including our Pumpkin Spice limited time offering across all channels including Branded Sweet Treats, Hubs with Spokes strength and Insomnia Cookies. Organic revenue increased 8.9% driven by increased points of access and successful price increases in retail locations in July and Delivered Fresh Daily (“DFD”) doors in September. Points of Access increased by 206 in quarter to 6,259 and represents a 9.4% increase in Points of Access from a year ago.
U.S. and Canada Adjusted EBITDA increased 10.0% to $21.9 million in the third quarter of 2022 compared to the third quarter of 2021 with a slight Adjusted EBITDA margin decline of 10 basis points to 8.7%. Hub and Spoke efficiency and a strong performance from Insomnia offset inflationary pressures, higher promotional activity in the first two periods of the third quarter and margin erosion at Hubs without Spokes. Adjusted EBITDA margins improved significantly as the quarter progressed, including strong margin expansion in September over the prior year, as promotional activity returned to normal levels and sales remained robust. This momentum has continued in the fourth quarter. Also during the third quarter, we closed 8 underperforming Hubs without Spokes that were previously announced.
International: In the International segment, net revenue grew 5.4% to $91.9 million, with organic growth of 15.5%. Organic growth in the quarter was driven by strong growth in Mexico, Australia and New Zealand. Points of Access increased by 14 to 3,439, or 548 year to date. Foreign currency translation had a negative 10.1% impact on our International net revenue growth during the quarter.
International Adjusted EBITDA declined 15.7% to $18.3 million in the third quarter over the same period of the prior year, due to a $2.4 million impact from the higher U.S. dollar as well as a continued challenging environment in the U.K. Adjusted EBITDA for Mexico and Australia & New Zealand markets grew 18.1% in the third quarter compared to the same period in the prior year. International Adjusted EBITDA margin was 19.9% in the third quarter, down 490 basis points compared the same period last year due to reduced margins in the U.K. from lower organic revenue growth and elevated inflation.
Market Development: In the Market Development segment, net revenue increased 10.9% to $33.0 million driven by a 32.7% increase in Points of Access compared to the prior year to 2,005, partially offset by franchise acquisitions and an 8.6% adverse impact from foreign currency exchange. Organic revenue growth accelerated to 26.0% compared to the same period in 2021 driven by a strong performance in our franchise markets, including South Korea and India, and our equity-owned Japan market where the Company is implementing its omni-channel model with the expansion of Ecommerce and the launch of DFD. Points of Access in the quarter increased by 74 and 192 year to date.
Market Development Adjusted EBITDA grew 14.6% to $10.4 million in the third quarter of 2022, with strong organic revenue growth partially offset by domestic franchise acquisitions and a foreign currency impact of negative $0.7 million. Adjusted EBITDA margins increased 100 basis points to 31.4% in the quarter.
The Company has signed development agreements in 2022 with franchise partners to open in Switzerland, Costa Rica, Jordan, Jamaica and Chile as well as a joint venture in France and a new partner in Turkey.
Balance Sheet & Capital Expenditures
During the third quarter of 2022, the company invested $23.5 million in capital expenditures, or 6.2% of revenue. For the first three quarters of 2022, the Company invested $75.0 million in capital expenditures, or 6.7% of revenue.
As of July 3, 2022, the Company had $28.1 million of cash and cash equivalents, $750.5 million of bank debt and $30.9 million of other debt-like items, for a total net debt of $753.3 million.
2022 Financial Outlook
Krispy Kreme re-iterates its guidance for the full year 2022 as follows:
•Net Revenue of $1.49 billion to $1.52 billion
•Organic Revenue growth of 10% to 12%
•Adjusted EBITDA of $189 million to $195 million
•Adjusted Net Income to Krispy Kreme shareholders, diluted, of $49 million to $54 million
•Adjusted Diluted EPS of $0.29 to $0.32
•Approximately 170 million weighted average Diluted shares outstanding
•Adjusted Income Tax rate between 23% and 25%
•Capital Expenditures between $105 million to $110 million (approximately 7% of revenue)
•Net Leverage of approximately 3.6x, including the short-term impact from the U.S. Midwest franchise acquisition and FX headwinds, with a goal of 3.0x by the end of 2023
The Company’s guidance includes an Adjusted EBITDA impact of approximately negative $10 to $12 million from foreign currency translation and input costs as a result of the strengthening of the U.S. dollar or approximately negative $0.05 per Diluted share. At current exchange rates, we expect to come in near the high end of the estimated impact range for 2022.
December Investor Day
Krispy Kreme previously announced it will host an Investor Day on December 15, 2022 at its headquarters in Charlotte, NC and virtually via webcast. The Company will provide further detail on our strategic vision and long-term growth goals and introduce our initial 2023-2026 outlook. To register for the event, please refer to the Events section of the Krispy Kreme’s Investor Relations website.
Definitions
The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define Global Points of Access to include all Hot Light Theater Shops, Fresh Shops, Carts, Food Trucks and Other, DFD Doors and Cookie Shops, at both Company-owned and franchise locations as of the end of the respective reporting period. We monitor Global Points of Access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the respective reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including Ecommerce and delivery), as well as DFD sales, but excluding sales from our legacy wholesale business and our Branded Sweet Treat Line. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts, Food Trucks and Other, and/or DFD Doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts, Food Trucks and Other, and/or DFD Doors.
•Total Net Leverage Ratio: Calculated using Net Debt (including both bank debt and financing leases as part of debt) divided by Adjusted EBITDA.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.
About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in over 30 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing Ecommerce and delivery business with more than 11,000 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme, and www.Twitter.com/KrispyKreme.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “outlook,” “guidance,” “working towards” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended January 2, 2022, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
Non-GAAP Measures
This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Fresh Revenue from Hubs with Spokes and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.
The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Three Quarters Ended
	October 2, 2022 (13 weeks)	October 3, 2021 (13 weeks)	October 2, 2022 (39 weeks)	October 3, 2021 (39 weeks)
Net revenues
Product sales	$370,216	$334,324	$1,102,045	$989,132
Royalties and other revenues	7,306	8,475	23,254	24,662
Total net revenues	377,522	342,799	1,125,299	1,013,794
Product and distribution costs	102,870	92,152	299,539	257,166
Operating expenses	177,592	157,315	520,260	462,733
Selling, general and administrative expense	54,801	52,950	160,266	163,417
Marketing expenses	10,995	12,062	32,369	31,621
Pre-opening costs	1,200	1,192	3,514	4,335
Other expenses/(income), net	2,964	(359)	1,800	(4,365)
Depreciation and amortization expense	28,127	25,663	83,782	74,258
Operating (loss)/income	(1,027)	1,824	23,769	24,629
Interest expense, net	8,871	7,186	23,808	25,228
Interest expense — related party	—	—	—	10,387
Other non-operating expense/(income), net	1,648	732	2,083	(126)
Loss before income taxes	(11,546)	(6,094)	(2,122)	(10,860)
Income tax expense/(benefit)	294	(2,342)	5,668	8,266
Net loss	(11,840)	(3,752)	(7,790)	(19,126)
Net income attributable to noncontrolling interest	1,216	1,907	5,113	6,736
Net loss attributable to Krispy Kreme, Inc.	$(13,056)	$(5,659)	$(12,903)	$(25,862)
Net loss per share:
Common stock — Basic	$(0.08)	$(0.04)	$(0.08)	$(0.20)
Common stock — Diluted	$(0.08)	$(0.04)	$(0.08)	$(0.20)
Weighted average shares outstanding:
Basic	167,431	166,034	167,353	141,124
Diluted	167,431	166,034	167,353	141,124

Krispy Kreme, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	As of
	(Unaudited) October 2, 2022	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$28,096	$38,562
Restricted cash	403	630
Accounts receivable, net	46,941	47,491
Inventories	49,406	34,851
Taxes receivable	16,537	14,662
Prepaid expense and other current assets	33,126	20,701
Total current assets	174,509	156,897
Property and equipment, net	450,954	438,918
Goodwill	1,074,241	1,105,322
Other intangible assets, net	966,358	992,520
Operating lease right of use asset, net	410,001	435,168
Other assets	25,788	16,429
Total assets	$3,101,851	$3,145,254
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$40,243	$36,583
Current operating lease liabilities	45,551	50,359
Accounts payable	188,059	182,104
Accrued liabilities	111,818	140,750
Structured payables	123,331	116,361
Total current liabilities	509,002	526,157
Long-term debt, less current portion	738,504	680,307
Noncurrent operating lease liabilities	400,594	415,208
Deferred income taxes, net	140,244	145,418
Other long-term obligations and deferred credits	39,784	42,509
Total liabilities	1,828,128	1,809,599
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000 shares authorized as of both October 2, 2022 and January 2, 2022; 167,437 and 167,251 shares issued and outstanding as of October 2, 2022 and January 2, 2022, respectively	1,674	1,673
Additional paid-in capital	1,422,850	1,415,185
Shareholder note receivable	(4,812)	(4,382)
Accumulated other comprehensive loss, net of income tax	(37,380)	(2,478)
Retained deficit	(208,886)	(178,409)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,173,446	1,231,589
Noncontrolling interest	100,277	104,066
Total shareholders’ equity	1,273,723	1,335,655
Total liabilities and shareholders’ equity	$3,101,851	$3,145,254

Krispy Kreme, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Quarters Ended
	October 2, 2022 (39 weeks)	October 3, 2021 (39 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,790)	$(19,126)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	83,782	74,258
Deferred income taxes	(10,259)	9,168
Loss on extinguishment of debt	—	1,700
Impairment and lease termination charges	7,255	854
(Gain)/loss on disposal of property and equipment	(244)	157
Gain on sale-leaseback	(4,311)	—
Share-based compensation	13,318	16,973
Change in accounts and notes receivable allowances	378	133
Inventory write-off	388	2,983
Other	804	(315)
Change in operating assets and liabilities, excluding business acquisitions and foreign currency translation adjustments	(12,591)	12,003
Net cash provided by operating activities	70,730	98,788
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(75,002)	(83,485)
Proceeds from disposals of assets	856	202
Proceeds from sale-leaseback	5,700	—
Acquisition of shops and franchise rights from franchisees, net of cash acquired	(17,335)	(33,888)
Purchase of equity method investment	(989)	—
Other investing activities	(931)	455
Net cash used for investing activities	(87,701)	(116,716)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of debt	121,500	670,000
Repayment of long-term debt and lease obligations	(70,180)	(1,115,910)
Payment of financing costs	—	(1,700)
Proceeds from structured payables	219,459	194,927
Payments on structured payables	(211,778)	(223,063)
Payment of contingent consideration related to a business combination	(900)	—
Capital contribution by shareholders, net of loans issued	(288)	120,532
Proceeds from IPO, net of underwriting discounts (excluding unpaid issuance costs)	—	527,329
Payments of issuance costs in connection with IPO	(12,458)	—
Proceeds from sale of noncontrolling interest in subsidiary	410	53,337
Distribution to shareholders	(17,570)	(42,334)
Payments for repurchase and retirement of common stock	(2,425)	(138,501)
Distribution to noncontrolling interest	(11,525)	(17,257)
Net cash provided by financing activities	14,245	27,360
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,967)	(1,827)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(10,693)	7,605
Cash, cash equivalents and restricted cash at beginning of period	39,192	37,483
Cash, cash equivalents and restricted cash at end of period	$28,499	$45,088

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Three Quarters Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net loss	$(11,840)	$(3,752)	$(7,790)	$(19,126)
Interest expense, net	8,871	7,186	23,808	25,228
Interest expense — related party(1)	—	—	—	10,387
Income tax expense/(benefit)	294	(2,342)	5,668	8,266
Depreciation and amortization expense	28,127	25,663	83,782	74,258
Share-based compensation	2,825	6,315	13,318	16,973
Employer payroll taxes related to share-based compensation	2	1,171	92	2,012
Other non-operating expense/(income), net(2)	1,648	732	2,083	(126)
Acquisition and integration expenses(3)	790	1,288	1,389	3,663
Shop closure expenses(4)	5,735	—	7,859	—
Restructuring and severance expenses(5)	2,328	57	2,804	1,393
IPO-related expenses(6)	—	4,018	—	14,221
Gain on sale-leaseback	(1,937)	—	(4,311)	—
Other(7)	1,699	1,081	6,108	3,064
Adjusted EBITDA	$38,542	$41,417	$134,810	$140,213

	Quarter Ended		Three Quarters Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Segment Adjusted EBITDA:
U.S. and Canada	$21,896	$19,912	$81,521	$75,760
International	18,254	21,655	55,033	60,676
Market Development	10,353	9,033	32,135	29,782
Corporate	(11,961)	(9,183)	(33,879)	(26,005)
Total Adjusted EBITDA	$38,542	$41,417	$134,810	$140,213

	Quarter Ended		Three Quarters Ended
(in thousands, except per share amounts)	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net loss	$(11,840)	$(3,752)	$(7,790)	$(19,126)
Interest expense — related party(1)	—	—	—	10,387
Share-based compensation	2,825	6,315	13,318	16,973
Employer payroll taxes related to share-based compensation	2	1,171	92	2,012
Other non-operating expense/(income), net(2)	1,648	732	2,083	(126)
Acquisition and integration expenses(3)	790	1,288	1,389	3,663
Shop closure expenses(4)	5,735	—	8,109	—
Restructuring and severance expenses(5)	2,328	57	2,804	1,393
IPO-related expenses(6)	—	4,018	—	14,221
Gain on sale-leaseback	(1,937)	—	(4,311)	—
Other(7)	1,699	1,081	6,108	3,064
Amortization of acquisition related intangibles(8)	7,083	7,497	21,307	22,573
KKI Term Loan Facility interest and debt issuance costs(9)	—	107	—	2,448
Tax impact of adjustments(10)	(2,470)	(5,784)	(5,889)	(10,604)
Tax specific adjustments(11)	—	(114)	(628)	3,833
Adjusted net income	$5,863	$12,616	$36,592	$50,711
Net income attributable to noncontrolling interest	(1,216)	(1,907)	(5,113)	(6,736)
Adjusted net income attributable to Krispy Kreme, Inc.	$4,647	$10,709	$31,479	$43,975
Adjustment to adjusted net income attributable to common shareholders	—	(522)	(374)	(1,815)
Adjusted net income attributable to common shareholders - Basic	$4,647	$10,187	$31,105	$42,160
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(76)	(88)	(174)	(237)
Adjusted net income attributable to common shareholders - Diluted	$4,571	$10,099	$30,931	$41,923
Basic weighted average common shares outstanding	167,431	166,034	167,353	141,124
Dilutive effect of outstanding common stock options and RSUs	1,822	2,041	2,006	2,937
Diluted weighted average common shares outstanding	169,253	168,075	169,359	144,061
Adjusted net income per share attributable to common shareholders:
Basic	$0.03	$0.06	$0.19	$0.30
Diluted	$0.03	$0.06	$0.18	$0.29
(1)Consists of interest expense related to the Related Party Notes which were paid off in full during the quarter ended July 4, 2021.
(2)Primarily foreign translation gains and losses in each period.
(3)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, consulting and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.
(4)Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment. Shop closure expenses included in Adjusted Net Income for the three quarters ended October 2, 2022 are inclusive of accelerated depreciation related to replacing a point of sale system.
(5)The quarter and three quarters ended October 2, 2022 consist of costs associated with restructuring of the global executive team. The quarter and three quarters ended October 3, 2021 consist of severance and related benefits costs associated with the Company’s realignment of the Company shop organizational structure to better support the DFD and Branded Sweet Treat Line businesses.
(6)Includes consulting and advisory fees incurred in connection with preparation for and execution of the Company’s IPO.

(7)The quarter and three quarters ended October 2, 2022 and October 3, 2021 consist primarily of legal expenses incurred outside the ordinary course of business, including the net settlement of approximately $3.3 million negotiated with TSW Foods, LLC.
(8)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Condensed Consolidated Statements of Operations.
(9)Includes interest expense and debt issuance costs incurred and recognized as expenses in connection with the extinguishment of the KKI Term Loan Facility within four business days of receipt of the net proceeds from the IPO.
(10)Tax impact of adjustments calculated applying the applicable statutory rates. The quarter and three quarters ended October 2, 2022 also include the impact of disallowed executive compensation expense and a discrete tax benefit related to a legal accrual.
(11)The three quarters ended October 2, 2022 consist of the recognition of a previously unrecognized tax benefit unrelated to ongoing operations. The three quarters ended October 3, 2021 consist primarily of the effect of tax law changes on existing temporary differences.

Krispy Kreme, Inc.
Segment Reporting (Unaudited)
(in thousands except percentages)

	Quarter Ended		Three Quarters Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net revenues:
U.S. and Canada	$252,609	$225,807	$756,196	$679,195
International	91,934	87,262	272,988	243,005
Market Development	32,979	29,730	96,115	91,594
Total net revenues	$377,522	$342,799	$1,125,299	$1,013,794

Q3 2022 Organic Revenue (1) - QTD	U.S. and Canada	International	Market Development	Total Company
Total net revenues in third quarter of fiscal 2022	$252,609	$91,934	$32,979	$377,522
Total net revenues in third quarter of fiscal 2021	225,807	87,262	29,730	342,799
Total Net Revenues Growth	26,802	4,672	3,249	34,723
Total Net Revenues Growth %	11.9%	5.4%	10.9%	10.1%
Impact of acquisitions	(6,809)	—	1,917	(4,892)
Impact of foreign currency translation	—	8,890	2,564	11,454
Organic Revenue Growth	$19,993	$13,562	$7,730	$41,285
Organic Revenue Growth %	8.9%	15.5%	26.0%	12.0%
(1) Organic revenue is total net revenue adjusted for the impact of acquisitions and foreign currency translation.

Q3 2022 Organic Revenue - YTD	U.S. and Canada	International	Market Development	Total Company
Total net revenues in first three quarters of fiscal 2022	$756,196	$272,988	$96,115	$1,125,299
Total net revenues in first three quarters of fiscal 2021	679,195	243,005	91,594	1,013,794
Total Net Revenues Growth	77,001	29,983	4,521	111,505
Total Net Revenues Growth %	11.3%	12.3%	4.9%	11.0%
Impact of acquisitions	(21,738)	—	6,130	(15,608)
Impact of foreign currency translation	—	18,843	5,769	24,612
Organic Revenue Growth	$55,263	$48,826	$16,420	$120,509
Organic Revenue Growth %	8.1%	20.1%	17.9%	11.9%

Q3 2021 Organic Revenue - QTD	U.S. and Canada	International	Market Development	Total Company
Total net revenues in third quarter of fiscal 2021	$225,807	$87,262	$29,730	$342,799
Total net revenues in third quarter of fiscal 2020	202,575	63,504	24,154	290,233
Total Net Revenues Growth	23,232	23,758	5,576	52,566
Total Net Revenues Growth %	11.5%	37.4%	23.1%	18.1%
Impact of acquisitions	(27,928)	—	(1,195)	(29,123)
Impact of foreign currency translation	—	(5,305)	—	(5,305)
Organic Revenue Growth	$(4,696)	$18,453	$4,381	$18,138
Organic Revenue Growth %	-2.3%	29.1%	18.1%	6.2%

Q3 2021 Organic Revenue - YTD	U.S. and Canada	International	Market Development	Total Company
Total net revenues in first three quarters of fiscal 2021	$679,195	$243,005	$91,594	$1,013,794
Total net revenues in first three quarters of fiscal 2020	557,280	158,575	80,566	796,421
Total Net Revenues Growth	121,915	84,430	11,028	217,373
Total Net Revenues Growth %	21.9%	53.2%	13.7%	27.3%
Impact of acquisitions	(99,062)	—	(1,584)	(100,646)
Impact of foreign currency translation	—	(21,767)	—	(21,767)
Organic Revenue Growth	$22,853	$62,663	$9,444	$94,960
Organic Revenue Growth %	4.1%	39.5%	11.7%	11.9%

Sales per Hub	Trailing Four Quarters Ended	Fiscal Year Ended
	October 2, 2022	January 2, 2022	January 3, 2021
U.S. and Canada:
Revenues	$1,005,414	$928,413	$782,717
Non-Fresh Revenues (1)	(39,148)	(37,311)	(128,619)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(402,544)	(415,768)	(323,079)
Sales from Hubs with Spokes	563,722	475,334	331,019
Sales per Hub (millions)	4.5	4.0	3.5

International:
Sales from Hubs with Spokes (3)	$362,978	$332,995	$230,185
Sales per Hub (millions)	10.0	9.1	6.4
(1)Includes legacy wholesale business revenues and Branded Sweet Treat Line revenues.
(2)Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.

Krispy Kreme, Inc.
Global Points of Access
(Unaudited)

	Global Points of Access (1)
	Quarter Ended		Fiscal Year Ended
	October 2, 2022	October 3, 2021	January 2, 2022
U.S. and Canada: (2)
Hot Light Theater Shops	244	238	241
Fresh Shops	67	57	66
Cookie Shops	227	206	210
Carts, Food Trucks, and Other (3)	1	—	2
DFD Doors	5,720	5,220	5,204
Total	6,259	5,721	5,723
International:
Hot Light Theater Shops	35	30	32
Fresh Shops	384	363	370
Carts, Food Trucks, and Other (3)	12	1	1
DFD Doors	3,008	2,415	2,488
Total	3,439	2,809	2,891
Market Development: (4)
Hot Light Theater Shops	107	113	109
Fresh Shops	803	761	782
Carts, Food Trucks, and Other (3)	29	30	31
DFD Doors	1,066	607	891
Total	2,005	1,511	1,813
Total Global Points of Access (as defined)	11,703	10,041	10,427
Total Hot Light Theater Shops	386	381	382
Total Fresh Shops	1,254	1,181	1,218
Total Cookie Shops	227	206	210
Total Shops	1,867	1,768	1,810
Total Carts, Food Trucks, and Other	42	31	34
Total DFD Doors	9,794	8,242	8,583
Total Global Points of Access (as defined)	11,703	10,041	10,427
(1)Excludes Branded Sweet Treat Line distribution points.
(2)Includes Points of Access that were acquired from a franchisee in Canada during the fourth quarter of fiscal 2021. These Points of Access were previously included in the Market Development segment.
(3)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine as of October 2, 2022. Points of Access in this category are primarily found in international locations, in airports, train stations, etc. Comparative data has been included in all periods presented above.
(4)Includes locations in Japan which are Company-owned. All remaining Points of Access in the Market Development segment relate to our franchise business.

Krispy Kreme, Inc.
Global Hubs
(Unaudited)

	Hubs
	Quarter Ended		Fiscal Year Ended
	October 2, 2022	October 3, 2021	January 2, 2022
U.S. and Canada:
Hot Light Theater Shops (1)	241	234	238
Doughnut Factories	4	4	4
Total	245	238	242
Hubs with Spokes	129	121	126
International:
Hot Light Theater Shops (1)	26	25	25
Doughnut Factories	11	10	11
Total	37	35	36
Hubs with Spokes	37	35	36
Market Development:
Hot Light Theater Shops (1)	103	111	106
Doughnut Factories	26	26	27
Total	129	137	133
Total Hubs	411	410	411
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage
(Unaudited)

(in thousands)	October 2, 2022		January 2, 2022
Current portion of long-term debt	$40,243		$36,583
Long-term debt, less current portion	738,504		680,307
Total long-term debt, including debt issuance costs	778,747		716,890
Add back: Debt issuance costs	2,644		3,833
Total long-term debt, excluding debt issuance costs	781,391		720,723
Less: Cash and cash equivalents	(28,096)		(38,562)
Net debt	$753,295		$682,161
Adjusted EBITDA - trailing four quarters	182,542		187,945
Net leverage ratio	4.1	x	3.6	x